Exhibit 10.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF COLORADO


In re
                                        Case No. 97-24701-SBB
WESTERN PACIFIC AIRLINES, INC., a       Chapter 11
Delaware Corporation,
                                        MC No. FB-25
Employer I.D. No. 86-0758778

Debtor
--------------------------------------------------------------------------------

                       MOTION FOR ORDER AUTHORIZING DEBTOR
                        TO OBTAIN POST-PETITION FINANCING
                    PURSUANT TO 11 U.S.C. SECTION 364(C), (D)

      Western Pacific Airlines, Inc. ("Western Pacific") hereby moves, pursuant to 11 U.S.C. Sections 364(c), (d) and (e) and Rules 4001(c) and 9014 of the Federal Rules of Bankruptcy Procedure and Rule 202 of the Local Bankruptcy Rules, for an Order authorizing Western Pacific to obtain post-petition financing from Smith Management Company or its designated affiliate (the "Lender") on terms more fully described below, and in support hereof states as follows:

                                 I. INTRODUCTION

 1. By this Motion, Western Pacific seeks Court approval of a $30 million Debtor in Possession financing facility which, if approved, will enable Western Pacific to continue its business as usual, including all normal flight operations pending confirmation of a plan of reorganization. Moreover, the Lender's term sheet provides a framework for an "exit" financing package of $40 to $50 million to replace the $30 million Debtor in Possession facility, on terms to be negotiated more fully as part of a plan of reorganization.

 2. The Lender proposes to fund $10 million immediately upon entry of a final order approving this Motion (assuming other conditions precedent to funding are met), with up to $6 million of this amount available for Section 1110 cure payments. Western Pacific requests that the Motion be scheduled for final hearing on December 3, 1997.

                                 II. BACKGROUND

 3. Western Pacific filed its voluntary petition on October 5, 1997, under the provisions of Chapter 11 of the Bankruptcy Code. Western Pacific is in possession of this property and is operating its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

 4. This Court has subject matter jurisdiction pursuant to 28 U.S.C. Section 1334. This matter is a core proceeding pursuant to 28 U.S.C. Section 157
(b)(2)(D), and the Court has authority to enter a final order on this Motion.

 5. Western Pacific is the largest low cost regional airline headquartered in Colorado. Western Pacific has a fleet of 19 aircraft and conducts an average of 90 scheduled flights daily to 14 cities across the United States. Total operating revenues for the year-to-date 1997 (through September 30, 1997) are approximately $138 million. Western Pacific has over 1500 employees, located mainly in Colorado.

 6. A working capital shortage, among other things, forced Western Pacific to commence this reorganization case. Although it has been successful operating to date without post-petition financing, infusion of cash into Western Pacific is critical to its continued business operations. First, Western Pacific is required under Section 1110 of the Bankruptcy Code to partially cure defaults under its leases of aircraft and equipment subject to Section 1110 on or before December 4, 1997. Second, Western Pacific requires additional working capital to commence other payments, for example to airports pursuant to Section 365(d)(3) of the Bankruptcy Code.

 7. Because of adverse publicity regarding the lack of post-petition financing and the looming Section 1110 deadline of December 4, 1997, Western Pacific's bookings have declined. Western Pacific firmly believes that bookings will recover when it can demonstrate the financial ability to reorganize by the infusion of the requested financing. Absent such an infusion of cash into the business, Western Pacific's efforts to reorganize will fail.

                           III. PROPOSED DIP FINANCING

 8. Western Pacific and the Lender have agreed for the extension of certain post-petition financing (the "DIP Facility") to Western Pacific pursuant to the terms and conditions set forth in a term sheet (the "Term Sheet"), a copy of which is attached hereto and incorporated herein as Exhibit A. The Term Sheet is subject to final documentation.

 9. As set forth more fully in the Term Sheet, the DIP Facility will be in amount of $30 million, available in two tranches as follows:

      (a) $10 million would be available on or before December 4, 1997, of which approximately $6 million will be available for Section 1110 payments. Conditions precedent to this initial tranche of funding are (i) due diligence and documentation acceptable to Lender; (ii) filing of a plan of reorganization acceptable to Lender in all respects; (iii) establishment of a claims bar date;
(iv) entry of a final order in form and substance satisfactory to Lender granting the relief requested in the Motion; and (v) entry of an order approving the facility fees and expenses, a motion to approve which is submitted contemporaneously herewith.

      (b) $20 million would be available on or after December 20, 1997, in accordance with a weekly budget acceptable to Lender. Conditions precedent to this second tranche of funding are (i) filing of a disclosure statement acceptable to Lender in all respects; (ii) establishment of a hearing date for approval of the disclosure statement for no later than January 31, 1998, (iii) evidence acceptable to Lender that significant creditors support the proposed plan of reorganization, and (iv) no material adverse change in Western Pacific's business or financial operations.

 10. Advances made pursuant to the DIP Facility will bear interest at the prime rate plus 2 1/2 percent per annum. After an event of default, the interest rate will increase to 16 percent per annum.

 11. The Term Sheet provides that the Lender's claim on account of the DIP Facility shall be granted priority over all other administrative expenses specified in 11 U.S.C. Sections 503(b) and 507(b), pursuant to 11 U.S.C. Section 364(c)(1). As more fully set forth in the Term Sheet, advances pursuant to the DIP Facility shall also be secured by a first lien on all of Western Pacific's unencumbered assets, including all of Western Pacific's rights under aircraft leases and all outstanding capital stock of Western Pacific subsidiaries, and by a junior security interest on all other assets of Western Pacific, pursuant to 11 U.S.C. Section 364(c)(2), (3). In addition, depending upon the results of the Lender's due diligence, Lender reserves the right to seek a first and prior lien pursuant to 11 U.S.C. Section 364(d) on Western Pacific's account, known as the "Collateral Account," at Bank One Texas, N.A.

 12. The Lender has stated that it presently intends to make a long-term investment in Western Pacific, assuming satisfactory completion of the steps in the Term Sheet. Thus, the Term Sheet provides for a mechanism for Western Pacific to propose a plan of reorganization in which the Lender would provide an exit financing facility of $40 to $50 million, on terms to be negotiated with parties in interest.

 13. The Term Sheet provides that advances pursuant to the DIP Facility will be repaid in full on the earlier of: (a) March 16, 1998 (or April 16, 1998 if extended as provided below); (b) the expiration of Western Pacific's exclusive period to file a plan of reorganization; (c) consummation of a plan of reorganization; and (iv) occurrence of an event of default.

 14. The Term Sheet also provides for a facility fee of $125,000 payable on November 21, 1997 and another $125,000 payable upon approval of this Motion. The Term Sheet also provides for a termination fee of $150,000 fee will be payable upon entry of an order approving any debtor in possession financing other than that made available pursuant to the Term Sheet. In addition, the Term Sheet provides that Smith will be entitled to its reasonable out-of-pocket fees and expenses. (Western Pacific requests approval of the fees and expenses described in this paragraph by separate motion, to be heard November 21, 1997.)

 15. The Term Sheet provides for a commitment fee, upon approval of this Motion, in the amount of 1/2 of 1 percent per annum on the unused amount of the DIP Facility.

 16. In addition, the Lender will be entitled to $1,000,000 plus 10% of each class of equity in the reorganized Western Pacific payable on the date, if any, on which (i) the Court enters an order approving exit financing other than that made available by Lender or (ii) Western Pacific files a plan of reorganization that is not acceptable to Lender in all material respects (in its sole discretion). The latter event can only occur if Western Pacific files an amended plan of reorganization after the final hearing on this Motion, since the filing of a plan acceptable to the Lender before the final hearing is a prerequisite to funding.

 17. Western Pacific presently has a five-seat Board of Directors, with two of the seats vacant. The Term Sheet provides that, as a condition to funding, the Lender will be entitled to nominate two directors to Western Pacific's Board of Directors to fill such vacancies. Western Pacific also agrees, if requested by Lender, to increase its Board of Directors to up to seven members, with Lender provided the right to nominate the additional two members.

 18. Other terms and conditions of the DIP Facility are set forth in the Term Sheet.

 19. In addition to the conditions set forth in the Term Sheet, the proposed financing remains contingent upon final approval of Western Pacific's Board of Directors. Western Pacific anticipates such approval prior to November 21, 1997.

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

               IV. THE PROPOSED DIP FACILITY SHOULD BE APPROVED

 20. As noted, failure to obtain substantial debtor in possession financing will defeat Western Pacific's efforts to reorganize its business. Western Pacific's requirement to cure aircraft and engine lease obligations pursuant to 11 U.S.C. Section1110 creates a need for additional cash prior to December 4, 1997, and thereafter, in addition to other working capital requirements. Western Pacific believes that the financing proposed herein will be sufficient to allow it to make sufficient payments on its aircraft leases, to meet Western Pacific's working capital requirements, and to permit a successful reorganization.

 21. Since commencement of this case, Western Pacific has actively searched for investors and has engaged in serious discussions and due diligence with more than one potential investor. Western Pacific, in its reasonable business judgment, believes that the financing proposed herein is in the best interests of the estate. Western Pacific has been unable to obtain financing solely on an unsecured, administrative, or superpriority basis, pursuant to 11 U.S.C. Section 364(b) or (c). Western Pacific further believes that provisions described in this Motion regarding proposal of a plan of reorganization are necessary to obtain the proposed financing. Given the relative lack of hard collateral (not uncommon for an air carrier), financing is generally only available from investors interested in ownership of the reorganized debtor. The linkage of financing and the plan process reflects the justifiable long-term interests of the Lender and the requirement of any potential lender with which Western Pacific has dealt.

 22. The Lender is acting in good faith in extending credit on the terms described in this Motion and the Term Sheet. The Lender and Western Pacific have negotiated the terms of the DIP Facility and the Term Sheet at arms length and in accordance with reasonable business terms. Accordingly, the Lender is entitled to the protections afforded under 11 U.S.C. Section 364(e).

                     V. REQUEST FOR DECEMBER 3, 1997 HEARING

 23. Pursuant to Fed. R. Bankr. P. 4001(c)(2), the Court may commence a final hearing on this Motion 15 days after service. This Motion is being served by hand delivery or facsimile to the parties appearing on the Limited Service List pursuant to this Court's Case Management Order as well as to all parties not included thereon which Western Pacific has been able to identify as claiming an interest in any of its assets. Thus, the Court may hold a final hearing on this Motion on December 3, 1997.

 24. As noted above, Western Pacific requires the proposed cash infusion prior to December 4, 1997, in order to ensure the ability to maintain its business operations. Western Pacific anticipates, however, that it will have adequate cash to maintain operations until such date. Therefore, Western Pacific does not believe that it requires a hearing on the Motion prior to December 3, 1997, (other than a hearing on November 21, 1997, for approval of certain fees in connection herewith), but Western Pacific requires a hearing on December 3, 1997.

 25. Western Pacific believes that the hearing on this Motion, if held December 3, 1997, will be a final hearing pursuant to Fed. R. Bankr. P. 4001(c)(2). To the extent necessary, Western Pacific nevertheless requests that the Court hold a preliminary hearing on the Motion on such date in order to authorize financing necessary to avoid immediate and irreparable harm to the estate.

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

      WHEREFORE Western Pacific requests that the Court hold a hearing on December 3, 1997 at 9:00 a.m. to authorize Western Pacific to obtain post-petition financing in an amount up to $30 million upon the terms and conditions set forth in the Term Sheet, and that the Court grant such other relief as is just and equitable.

      Dated this 18th day of November, 1997.

                                    FAEGRE & BENSON LLP




                                    Christian C. Onsager, #6889
                                    Michael J. Pankow, #21212
                                    370 17th Street, Suite 2500
                                    Denver, CO  80202
                                    (303) 592-9000

                                    ATTORNEYS FOR WESTERN PACIFIC

                             CERTIFICATE OF SERVICE

      It is hereby certified that service of the MOTION FOR ORDER AUTHORIZING DEBTOR TO OBTAIN POST-PETITION FINANCING PURSUANT TO 11 U.S.C. SECTION 364(C),
(D) has been made by telecopy or U.S. Mail, postage prepaid, this 18th day of November, 1997 on all persons and entities appearing on the Limited Service List No. 5 dated November 14, 1997.

                           SUMMARY TERM SHEET


  BORROWER:                         Western Pacific  Airlines,  Inc., debtor and
                                    debtor in possession (the "Borrower" or "Debtor")

  LENDER/INVESTOR:                  Smith   Management   Company  or   affiliate
                                    ("Smith")

  DIP FACILITY:                     Working    capital    facility   (the   "DIP
                                    Facility")  for  revolving  credit  loans to
                                    provide working capital requirements for the
                                    Borrower's     continued    operations    in
                                    bankruptcy, including Section 1110 payments.

  AMOUNT AND AVAILABILITY OF DIP
  FACILITY:                         $30  million  loan  facility   available  in
                                    tranches as follows:

                                    $10 million initial  availability to be made
                                    on or  before  December  4, 1997 of which $6
                                    million  shall be used by the Debtor to make
                                    Section  1110   payments,   subject  to  the
                                    following conditions:  (i) due diligence and
                                    documentation  acceptable to Smith, (ii) the
                                    filing  of a  plan  of  reorganization  (the
                                    "PLAN") by the Debtor acceptable to Smith in
                                    all respects,  (iii) the  establishment of a
                                    bar date in respect of  pre-petition  claims
                                    and (iv)  entry of a final  order  approving
                                    the  DIP  Facility.   Per-draw   minimum  of
                                    $500,000.  The  remaining  $20 million to be
                                    made available by Smith on or after December
                                    20, 1997, in accordance with a weekly budget
                                    acceptable   to   Smith,   subject   to  the
                                    following   conditions:   (a)  filing  of  a
                                    disclosure    statement    by   the   Debtor
                                    acceptable   to  Smith   in  all   respects,
                                    ("DISCLOSURE STATEMENT"),  (b) establishment


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

                                    of  a   hearing   date  on  the   Disclosure
                                    Statement  no later than  January 31,  1998,
                                    (c)  evidence   acceptable   to  Smith  that
                                    significant  creditors  and lessors  support
                                    the Plan and (d) no material  adverse change
                                    in  the   Debtor's   business  or  financial
                                    operations. Per-draw minimum of $500,000.


  EXIT FACILITY:                    $40  to  50  million   facility  (the  "EXIT
                                    FACILITY")  to  be  made  available  to  the
                                    reorganized  Debtor  (i) to fund  the  Plan,
                                    (ii) for working capital purposes,  (iii) to
                                    repay all amounts  outstanding under the DIP
                                    Facility   and   (iv)  to  make  an   equity
                                    contribution  to the  reorganized  Debtor in
                                    exchange for all or substantially all of the
                                    equity interests in the reorganized  Debtor,
                                    subject  to the  following  conditions:  (a)
                                    entry of a final order  confirming  the Plan
                                    or another reorganization plan acceptable in
                                    all  material  respects to Smith in its sole
                                    discretion, (b) the assumption by the Debtor
                                    of certain  contracts and/or leases on terms
                                    acceptable  to Smith  and (c) due  diligence
                                    and   documentation   acceptable  to  Smith.
                                    Per-draw minimum of $500,000.

  INTEREST:                         As to the  DIP  Facility,  prime  plus 2 1/2
                                    percent   per  annum;   after  an  Event  of
                                    Default, 16 percent per annum; rates for any
                                    debt   portion  of  Exit   Facility   to  be
                                    determined.


  MATURITY:                         Borrowings  under the DIP Facility are to be
                                    repaid in full on the date which is earlier of (i) March 16, 1998, (ii) the expiration of the Borrower's exclusive period to file a plan of reorganization, (iii) consummation of the Plan and (iv) the occurrence of an Event of Default. The portion of the Exit
                                    Facility representing a working capital loan facility shall be repaid as provided in the Plan.


 COLLATERAL AND                     First  lien  on  all  unencumbered   assets,
 SUPERIORITY CLAIM:                 including  all  of  Debtor's   rights  under
                                    aircraft  leases;   priming  lien  on  other
                                    assets as specified by Smith; first priority


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

                                    lien on all of the outstanding capital stock
                                    of the Borrower's subsidiaries; and a junior
                                    lien on all other  assets  of the  Borrower.
                                    Upon  either  (a) an Event of Default or (b)
                                    termination   of  the  DIP   Facility,   the
                                    automatic   stay  shall  be  lifted  without
                                    further  action on the part of Smith  (other
                                    than five business days' prior notice to the
                                    Borrower and any  creditors'  committee)  to
                                    permit Smith to foreclose on its collateral;
                                    provided   that   the   Borrower   and   any
                                    creditors'  committee  shall  have such five
                                    business days to prevent such lifting of the
                                    automatic  stay on the sole  basis that such
                                    Event of  Default or  termination  event has
                                    not    occurred.    All   liens   shall   be
                                    automatically    perfected    pursuant    to
                                    bankruptcy   court   order;   however,   the
                                    automatic stay shall be modified to permit other perfection. Superiority administrative claim pursuant to Section 364(c)(1) of the Bankruptcy Code over expenses of the kind specified in Sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code [, other than the fees of the U.S. Trustee and professional fees not to exceed $______].


  COMMITMENT FEE:                   1/2 of 1 percent per annum on unused  amount
                                    of DIP Facility and, upon its  availability,
                                    the  Exit  Facility,   payable   monthly  in
                                    arrears from the date of acceptance of commitment letter.


  FACILITY FEE:                     $250,000,  half of which  shall  be  payable
                                    upon the Borrower's  acceptance of the terms
                                    herein,  but  subject  to  bankruptcy  court
                                    approval,  which  shall  be  obtained  on an
                                    emergency  basis by no later  than  November
                                    21,  1997,  with the  balance  payable  upon
                                    bankruptcy   court's  approval  of  the  DIP
                                    Facility.


  TERMINATION FEES:                 1. $150,000  payable on the date, if any, on
                                    which the  bankruptcy  court enters an order
                                    approving any debtor-in-possession financing
                                    other   than   that   which  has  been  made
                                    available hereunder; and

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

                                    2.  $1,000,000  PLUS  10% of each  class  of
                                    equity of the reorganized  entity payable on
                                    the   date,   if  any,   on  which  (i)  the
                                    bankruptcy  court enters an order  approving
                                    exit   financing   other   than   that  made
                                    available by Smith or (ii) the Borrower shall file a plan of reorganization, other than the Plan, that is not acceptable to Smith in all material respects in its sole discretion, which fee shall be pre-approved by the bankruptcy court in connection with the DIP Facility.


  EXTENSION FEE:                    $1,000,000  payable on March 16, 1998 unless
                                    the DIP Facility has been repaid in full and terminated prior to such date (and Smith shall upon payment of such fee extend the stated maturity of such facility to April
                                    16, 1998), which fee shall be pre-approved by the bankruptcy court in connection with the DIP Facility.



  ADDITIONAL CONDITIONS OF          1. Smith must  receive  ten (10) days notice
  DIP AND EXIT FACILITIES:          of the  Borrower's  intent to file a plan of
                                    reorganization,   together   with   a   copy
                                    thereof;

                                    2. The  Borrower  shall not  permit  another
                                    person  or  entity  to  obtain  a   security
                                    interest in its assets or a claim in any manner superior to that obtained by Smith in connection with the DIP and Exit Facilities;

                                    3. The order(s) of the bankruptcy court approving the DIP and Exit Facility shall be satisfactory to Smith and its counsel in all respects;

                                    4. Receipt of  forecasts  of the  Borrower's
                                    business,   and  of  budgeted   cash  needs,
                                    satisfactory to Smith;

                                    5. Debtor will, through action of its Board of Directors (as currently constituted), appoint two Smith nominees as directors of Debtor to serve in Class I and III, to replace vacancies therein, and thereafter expand the Board, at Smith's option, by up to two seats; Smith will have the right to nominate two additional directors of Debtor who will be elected to Class I and II to fill such additional vacancies therein;

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

                                    6. All documentation to be satisfactory to Smith and its counsel; and

                                    7. Satisfactory completion (in Smith's sole discretion) of business, operational and legal due diligence of the Borrower.


  BUDGET: The Borrower will observe a budget to be negotiated (the "Budget"). The Budget will allow for ongoing payments of professional and United States Trustee fees, subject to bankruptcy court approval, in an amount not to exceed $______ (including retainers paid prior to the Petition Date and all amounts paid thereafter).


  REPRESENTATIONS AND WARRANTIES:   Definitive  documentation shall contain such
                                    representations   and   warranties   as  are
                                    customarily found in DIP/Exit facilities and additional representations and warranties appropriate in Smith's judgment for this transaction.


  COVENANTS:                        Definitive  documentation shall contain such
                                    negative,    affirmative    and    financial
                                    covenants  as  are   customarily   found  in
                                    DIP/Exit facilities and others appropriate in Smith's judgment for this transaction including, without limitation:

                                    1. monthly financial reporting;

                                    2. negative pledge;

                                    3. no other financing under Section 364 of the Bankruptcy Code; and

                                    4. the  Borrower  shall  not issue any press
                                    release in which Smith or any  affiliate  or
                                    agent of Smith is mentioned  without Smith's
                                    prior  review  and   approval   (not  to  be
                                    unreasonably withheld).

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

  EVENTS OF DEFAULT:                Definitive  documentation shall contain such
                                    events of default as are  customarily  found
                                    in    DIP/Exit    facilities    and   others
                                    appropriate in Smith's judgment for this transaction including, without limitation:

                                    1. non-payment of amounts due under DIP and Exit Facilities;

                                    2. breach of any covenant contained in DIP and Exit Facilities or related documents;

                                    3. dismissal of bankruptcy case,  conversion
                                    to Chapter 7,  appointment  of a  bankruptcy
                                    trustee or examiner  with  expanded  powers,
                                    termination  of  the  Borrower's   exclusive
                                    right to file a plan of reorganization, or the granting of any other priming lien or superiority administrative expense claim;

                                    4. any stay or modification of the orders of
                                    the   bankruptcy   court    authorizing   or
                                    approving the DIP or Exit Facilities;

                                    5. the Borrower's failure to observe the Budget in any material respect;

                                    6. the Borrower's failure to file and/or obtain approval of the Disclosure Statement or the Plan in accordance with an agreed upon schedule; and

                                    7. the  filing  of a plan of  reorganization
                                    (or of an amendment to the Plan) that is not satisfactory in all material respects to Smith in its sole discretion.


  ADVANCES AFTER INITIAL FUNDING:   Definitive  documentation shall contain such
                                    conditions     precedent    to    subsequent
                                    incremental  advances under the DIP and Exit
                                    Facilities  as  are  customarily   found  in
                                    DIP/Exit facilities and others appropriate in Smith's judgment to this transaction.

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

  GOVERNING LAW:                    The DIP and Exit  Facilities and all related
                                    documentation    shall   be   construed   in
                                    accordance with New York law.


  EXPENSES:                         All  reasonable   out-of-pocket   costs  and
                                    expenses  (including fees and  disbursements
                                    of counsel)  incurred in connection with the
                                    preparation, review, negotiation,  execution
                                    and   delivery  of  this  Term  Sheet,   the
                                    definitive   financing  agreements  and  the
                                    other documents related thereto,  as well as
                                    the   subsequent   administration   thereof,
                                    monitoring  of  the  Borrower's  performance
                                    thereunder and related  participation in the
                                    bankruptcy   case,   in  each  case,  to  be
                                    approved by the bankruptcy court by no later
                                    than   November  21,  1997.   On  or  before
                                    December 4, 1997,  the Debtor shall  deliver
                                    to  Smith  a  "stay-ahead"  retainer  in the
                                    amount of $100,000 to be applied  toward the
                                    fees  and  expenses  incurred  by  Smith  in
                                    accordance with this paragraph.  Smith shall
                                    provide the  bankruptcy  court,  the Debtor,
                                    the   U.S.   Trustee   and  any   creditors'
                                    committee with periodic  statements  showing
                                    the  nature,  amount and any  balance due in
                                    respect of any fees and expenses incurred by
                                    Smith in accordance herewith. The balance of
                                    any such fees and expenses  shall be paid by
                                    the Debtor  within thirty days after receipt
                                    unless such creditors' committee or the U.S.
                                    Trustee shall have filed a formal  objection
                                    thereto   within  such  thirty  day  period.
                                    Thereafter,  if the  parties  are  unable to
                                    reach  agreement  in  respect   thereof,   a
                                    hearing before the bankruptcy court solely on the issue of the reasonableness of such fees and expenses will be held.

  MISCELLANEOUS:                    Standard  provisions  providing for the sale
                                    of participations and commitments.





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